Exhibit 99.1

NEWS RELEASE

For Immediate Release
October 25, 2010

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Third Quarter Results

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $2.6 billion bank holding company headquartered in Charleston, today reported financial results for the third quarter ended September 30, 2010.  The Company’s earnings remained strong, with a $28.4 million (1.6%) increase in the Company’s loan portfolio and a $42.5 million (2.0%) increase in its average depository base from the quarter ended September 30, 2009.  This growth, bolstered by a continuation of solid credit quality trends, helped offset the impact of lower service fee income and other-than-temporary losses in the Company’s investment portfolio.

The Company reported net income per diluted share for the third quarter of $0.58 compared to $0.66 per diluted share in the third quarter of 2009.  Net income for the third quarter of 2010 was $9.0 million compared to $10.5 million in the third quarter of 2009.  For the third quarter of 2010, the Company achieved a return on assets of 1.36%, a return on tangible equity of 13.9%, a net interest margin of 3.94%, and an efficiency ratio of 54.2%.  For the first nine months of 2010, the Company achieved a return on assets of 1.46%, a return on tangible equity of 15.0%, a net interest margin of 4.10%, and an efficiency ratio of 53.7%.

Commenting on the Company’s results, Charles Hageboeck, Chief Executive Officer said, “Our financial performance, while down slightly from the year-earlier quarter, remains at a strong level compared to our peers and despite the ongoing challenges facing financial institutions in the form of an uncertain economy, additional regulations and ongoing pressures from the sustained low interest rate environment.  City’s asset quality remains strong and stable with past dues and non-performing assets down from December 31, 2009.  Net charge-offs for the nine months ended September 30, 2010 are approximately 60% of net charge-offs for the nine months ended September 30, 2009.  During the fourth quarter of 2010, two Greenbrier properties held in Other Real Estate Owned sold at values that approximated the Company’s recorded values in such properties.  These sales reduced the Company’s remaining Greenbrier related loan balances to $8.1 million, with $7.1 million recorded in the Company’s Other Real Estate Owned category.  Our net interest income, exclusive of the impact of our interest rate floors, increased $0.7 million from the quarter ended September 30, 2009.  We saw loans grow during the quarter and we continued to carefully control our expenses.

“During the quarter, we faced two significant headwinds – additional regulations impacting our service fee revenues and further credit-related net investment impairment losses.  As anticipated, our service fee revenues were impacted by changes during the quarter in the Electronic Funds Transfer Act (“Regulation E”).  The reaction from our customers to this choice essentially met our expectations – the majority of customers who utilize these services elected to “opt in” and the majority of those who have not used these services did not.  As a result of these changes, our service fee revenues declined $0.75 million (7.1%) from the quarter ended June 30, 2010 and $2.0 million from the quarter ended September 30, 2009.  In addition, the Company experienced further credit-related net investment impairment losses of $2.9 million during the quarter, primarily in our portfolio of community bank and bank holding company equity positions.

“Despite these headwinds, City’s continued trend of solid earnings has allowed the Company to maintain our quarterly dividend of 34 cents per share during a time period in which many banks have eliminated or significantly reduced dividends to shareholders.  Our healthy capital levels, strong liquidity, and stable core-deposits enable City to consider the opportunities of growing our company through acquisitions.  City continues to be one of the most profitable and best capitalized publicly traded banks in the U.S. and we believe we can maintain solid, industry-leading performance as we move forward,” Hageboeck concluded.

Net Interest Income

The Company’s tax equivalent net interest income decreased $0.5 million, or 2.0%, from $23.9 million during the third quarter of 2009 to $23.4 million during the third quarter of 2010.    This decline is due to a decrease in interest income associated with the gain from the sale of interest rate floors.   During the third and fourth quarters of 2008, the Company sold $450 million of interest rate floors.  The $16.7 million gain from sales of these interest rate floors is being recognized over the remaining lives of the various hedged loans – primarily prime-based commercial and home equity loans.  During the third quarter of 2010, the Company recognized $0.9 million of interest income compared to $2.2 million of interest income recognized in the third quarter of 2009 from the interest rate floors.  This decline was partially offset by the decrease in interest expense exceeding the decline in interest income from the third quarter of 2009 resulting in an increase in tax equivalent net interest income of approximately $0.8 million.  The Company’s reported net interest margin decreased from 4.09% for the quarter ended September 30, 2009 to 3.94% for the quarter ended September 30, 2010.

Credit Quality

Past due loans decreased from $11.7 million at June 30, 2010 to $7.9 million or 0.43% of total loans outstanding at September 30, 2010 due primarily to a $2.0 million commercial real estate loan in the Eastern Panhandle of West Virginia returning to current status.  Past due commercial, financial, and agriculture loans were $0.3 million or 0.03% of loans outstanding at September 30, 2010; past due residential real estate loans were $3.8 million or 0.63% of loans outstanding at September 30, 2010; and past due home equity loans were $2.9 million or 0.70% of loans outstanding at September 30, 2010.

2

The Company had net charge-offs of $2.9 million for the third quarter of 2010. Net charge-offs on commercial and residential loans were $2.0 and $0.6 million, respectively, for the third quarter.  Charge-offs for commercial loans were primarily related to a specific impaired credit that had been appropriately considered in establishing the allowance for loans losses in prior periods. In addition, net charge-offs for depository accounts were $0.3 million for the third quarter of 2010.  While charge-offs on depository accounts are appropriately taken against the Allowance for Loan Losses (“ALLL”), the revenue associated with depository accounts is reflected in service charges.

At September 30, 2010, the ALLL was $18.4 million or 1.01% of total loans outstanding and 160% of non-performing loans compared to $19.6 million or 1.09% of loans outstanding and 119% of non-performing loans at September 30, 2009, and $18.5 million or 1.03% of loans outstanding and 131% of non-performing loans at December 31, 2009.

As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $1.85 million in the third quarter of 2010 compared to $1.7 million for the comparable period in 2009.  The ALLL recorded as of September 30, 2010 reflects financial difficulties of certain commercial borrowers of the Company that occurred during the quarter, the downgrade of their related credits, and management’s assessment of the impact of these difficulties on the ultimate collectability of the loans.  Changes in the amount of the ALLL and related provision for loan losses are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Impairment Losses

During the third quarter of 2010, the Company recorded $2.9 million of credit-related net investment impairment losses.  The charges deemed to be other than temporary were related to pooled bank trust preferreds ($0.7 million credit-related net impairment losses) with a remaining book value of $6.5 million at September 30, 2010 and community bank and bank holding company equity positions ($2.2 million credit-related net impairment losses) with remaining book value of $5.1 million at September 30, 2010.  The credit-related net impairment charges related to the pooled bank trust preferred securities was based on the Company’s quarterly reviews of its investment securities for indications of losses considered to be other than temporary.  Based on management’s assessment of the securities the Company owns, the seniority position of the securities within the pools, the level of defaults and deferred payments within the pools, and a review of the financial strength of the banks within the respective pools, management concluded that credit-related net impairment charges of $0.7 million on the pooled bank trust preferred securities was appropriate for the quarter ended September 30, 2010.  The credit-related net impairment charges of $2.2 million related to the Company’s equity position in First United Corporation of Oakland, Maryland.  The Company determined that this security was other-than-temporary impaired due to the recent announcement by First United Corporation of another quarterly loss, which continued a trend of poor performance over the past several quarters. As a result, management determined that the length of time and extent to which the market value of this security has been below the Company’s cost basis is not expected to recover in the near term.  These losses were partially offset by realized investment gains of $1.3 million as the Company sold certain single issuer trust preferred securities with a remaining book value of $75.4 million during the quarter ended September 30, 2010.

3

Non-interest Income

Exclusive of net other-than-temporary investment impairment losses, non-interest income decreased $1.5 million to $13.2 million in the third quarter of 2010 from $14.7 million in the third quarter of 2009.  Service charges from depository accounts decreased $2.0 million, or 17.0%, to $9.7 million in the third quarter of 2010.  This decline is primarily attributable to the Company’s compliance with new federal rules under the Electronic Funds Transfer Act, also known as Regulation E.  The changes to this regulation affect how banks can offer certain overdraft services, and were effective July 1, 2010 for new customers and August 15, 2010 for existing accounts. The decrease in service charges from depository accounts was partially offset by an increase in bank owned life insurance revenues of $0.3 million due to death benefit proceeds and an increase in insurance commission revenues of $0.1 million, or 11.4%, from $1.2 million during the third quarter of 2009 to $1.3 million during the third quarter of 2010.

Non-interest Expenses

Non-interest expenses increased $1.0 million from $18.8 million in the third quarter of 2009 to $19.8 million in the third quarter of 2010.  Insurance and regulatory expense increased $0.8 million, or 202.7%, from the quarter ended September 30, 2009 primarily due to the impact of the Company fully utilizing its FDIC credits during 2009 and increases in the assessment rates during 2010, which increased our FDIC insurance expense from $0.1 million for the quarter ended September 30, 2009 to $1.0 million for the quarter ended September 30, 2010.  In addition, salaries and employee benefits increased $0.2 million, or 2.0%, from the quarter ended September 30, 2009 to $9.8 million.

Income Tax Expense

The Company’s effective income tax rate for the third quarter of 2010 was 31.4% compared to 32.5% for the year ended December 31, 2009, and 32.4% for the quarter ended September 30, 2009.  The effective rate is based upon the Company’s expected tax rate for the year ending December 31, 2010.  During the quarter ended September 30, 2010, the Company realized $0.1 million of previously unrecognized tax positions compared to $0.2 million during the quarter ended September 30, 2009.

4

Balance Sheet Trends

As compared to December 31, 2009, loans have increased $33.4 million (1.9%) at September 30, 2010 due to increases in commercial loans of $13.3 million (1.7%), home equity loans of $12.7 million (3.2%), and residential real estate loans of $9.7 million (1.6%).  As compared to September 30, 2009, loans have increased $28.5 million (1.6%) at September 30, 2010 as home equity loans increased $14.8 million (3.7%), residential real estate loans increased $14.7 million (2.5%), and commercial loans have increased $3.1 million (0.4%).

Total average depository balances decreased $16.6 million, or 0.8%, from the quarter ended June 30, 2010 to the quarter ended September 30, 2010.  This decline was primarily in time deposits and noninterest-bearing deposits, which have decreased $9.0 million and $5.8 million, respectively.  As compared to the quarter ended September 30, 2009, total average depository balances have increased $42.4 million, or 2.0%, for the quarter ended September 30, 2010.  This increase was due to increased noninterest bearing deposits ($30.8 million), interest bearing deposits ($30.6 million), and savings deposits ($11.9 million) that were partially offset by a decrease in time deposits ($30.7 million).

Capitalization and Liquidity

One of the Company’s strengths is that it is highly profitable while maintaining strong liquidity and capital.  With respect to liquidity, the Company’s loan to deposit ratio was 84.6% and the loan to asset ratio was 69.5% at September 30, 2010.  The Company maintained investment securities totaling 17.2% of assets as of this date.  Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 45.1% of assets at September 30, 2010.  Time deposits fund 37.0% of assets at September 30, 2010, but very few of these deposits are in accounts that have balances of more than $150,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. The Company’s tangible equity ratio was 10.0% at September 30, 2010 and 9.8% at December 31, 2009.  At September 30, 2010, City National Bank’s leverage ratio is 9.12%, its Tier I capital ratio is 12.17%, and its total Risk-Based capital ratio is 13.13%.  These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On September 29, 2010, the Board approved a quarterly cash dividend to 34 cents per share payable October 31, 2010, to shareholders of record as of October 15, 2010.  During the quarter ended September 30, 2010, the Company repurchased 111,136 common shares at a weighted average price of $28.72 as part of a one million share repurchase plan authorized by the Board of Directors in October 2009.

City Holding Company is the parent company of City National Bank of West Virginia.  City National operates 68 branches across West Virginia, Eastern Kentucky and Southern Ohio.

5

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans that would result in impairment losses or lower the yield on such loans; (4) the Company may not continue to benefit from strong recovery efforts on previously securitized loans resulting in improved yields on these assets; (5)  the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers; (7) the Company may be unable to manage its expense levels; (8) the Company may have difficulty retaining key employees; (9) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (10) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (11) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (12) the Company may experience difficulties growing loan and deposit balances; (13) the current economic environment poses significant challenges for us and could adversely affect our  financial condition and results of operations; (14) continued deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; and (15) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) recently adopted by the United States Congress.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

6

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended September 30,		Percent
	2010	2009	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$23,404	$23,891	(2.04)%
Net Income available to common shareholders	9,023	10,497	(14.04)%
Earnings per Basic Share	0.58	0.66	(12.34)%
Earnings per Diluted Share	0.58	0.66	(12.34)%

Key Ratios (percent):
Return on Average Assets	1.36%	1.60%	(15.18)%
Return on Average Tangible Equity	13.90%	17.49%	(20.49)%
Net Interest Margin	3.94%	4.09%	(3.57)%
Efficiency Ratio	54.15%	48.75%	11.08%
Average Shareholders' Equity to Average Assets	11.90%	11.33%	5.00%

Consolidated Risk Based Capital Ratios (a):
Tier I	13.73%	13.04%	5.29%
Total	14.68%	14.06%	4.41%

Tangible Equity to Tangible Assets	10.04%	9.77%	2.82%

Common Stock Data:
Cash Dividends Declared per Share	$0.34	$0.34	-
Book Value per Share	20.31	19.18	5.92%
Tangible Book Value per Share	16.66	15.59	6.86%
Market Value per Share:
High	31.15	34.34	(9.29)%
Low	26.87	28.65	(6.21)%
End of Period	30.67	31.17	(1.60)%

Price/Earnings Ratio (b)	13.25	11.80	12.25%
	Nine Months Ended September 30,		Percent
	2010	2009	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$72,075	$72,520	(0.61)%
Net Income available to common shareholders	29,051	31,567	(7.97)%
Earnings per Basic Share	1.85	1.99	(7.03)%
Earnings per Diluted Share	1.84	1.98	(7.09)%

Key Ratios (percent):
Return on Average Assets	1.46%	1.62%	(9.76)%
Return on Average Tangible Equity	15.04%	18.05%	(16.71)%
Net Interest Margin	4.10%	4.22%	(2.78)%
Efficiency Ratio	53.66%	49.79%	7.76%
Average Shareholders' Equity to Average Assets	11.84%	11.15%	6.17%

Common Stock Data:
Cash Dividends Declared per Share	$1.02	$1.02	-
Market Value per Share:
High	37.28	34.34	8.56%
Low	26.87	20.88	28.69%

Price/Earnings Ratio (b)	12.46	11.78	5.84%

(a) September 30, 2010 risk-based capital ratios are estimated
(b) September 30, 2010 price/earnings ratio computed based on annualized third quarter 2010 earnings

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2006	$16.17	$16.17	$16.99	$17.46	$34.53	$41.87
2007	17.62	17.40	17.68	18.14	31.16	41.54
2008	18.92	18.72	17.61	17.58	29.08	42.88
2009	17.69	18.24	18.95	19.37	20.88	34.34
2010	19.71	19.95	20.31		26.87	37.28

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2006	$0.71	$0.78	$0.78	$0.74	$3.00
2007	0.76	0.72	0.76	0.78	3.02
2008	0.81	0.83	(0.16)	0.26	1.74
2009	0.69	0.64	0.66	0.70	2.69
2010	0.59	0.68	0.58		1.85

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2006	$0.71	$0.77	$0.77	$0.74	$2.99
2007	0.76	0.72	0.76	0.78	3.01
2008	0.80	0.83	(0.16)	0.26	1.74
2009	0.69	0.64	0.66	0.70	2.68
2010	0.58	0.68	0.58		1.84

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended September 30,
	2010	2009

Interest Income
Interest and fees on loans	$24,487	$26,392
Interest on investment securities:
Taxable	5,019	5,820
Tax-exempt	452	437
Interest on deposits in depository institutions	-	2
Interest on federal funds sold	12	-
Total Interest Income	29,970	32,651

Interest Expense
Interest on deposits	6,551	8,673
Interest on short-term borrowings	86	131
Interest on long-term debt	173	191
Total Interest Expense	6,810	8,995
Net Interest Income	23,160	23,656
Provision for loan losses	1,847	1,681
Net Interest Income After Provision for Loan Losses	21,313	21,975

Non-Interest Income
Total investment securities impairment losses	(3,028)	(2,306)
Noncredit impairment losses recognized in other comprehensive income	127	-
Net investment securities impairment losses	(2,901)	(2,306)
Gain (loss) on sale of investment securities	1,335	(14)
Service charges	9,702	11,689
Insurance commissions	1,346	1,208
Trust and investment management fee income	618	590
Bank owned life insurance	1,104	794
Other income	439	379
Total Non-Interest Income	11,643	12,340

Non-Interest Expense
Salaries and employee benefits	9,817	9,623
Occupancy and equipment	1,917	1,953
Depreciation	1,145	1,171
Professional fees	414	216
Postage, delivery, and statement mailings	599	611
Advertising	891	883
Telecommunications	413	476
Bankcard expenses	481	695
Insurance and regulatory	1,244	411
Office supplies	497	520
Repossessed asset losses, net of expenses	234	136
Other expenses	2,152	2,101
Total Non-Interest Expense	19,804	18,796
Income Before Income Taxes	13,152	15,519
Income tax expense	4,129	5,022
Net Income Available to Common Shareholders	$9,023	$10,497

Distributed earnings allocated to common shareholders	$5,237	$5,380

Undistributed earnings allocated to common shareholders	3,733	5,116

Net earnings allocated to common shareholders	$8,970	$10,496

Average common shares outstanding	15,496	15,893

Effect of dilutive securities:
Employee stock options	56	59

Shares for diluted earnings per share	15,552	15,952

Basic earnings per common share	$0.58	$0.66
Diluted earnings per common share	$0.58	$0.66

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Nine months ended September 30,
	2010	2009

Interest Income
Interest and fees on loans	$75,332	$81,396
Interest on investment securities:
Taxable	15,947	17,494
Tax-exempt	1,383	1,249
Interest on deposits in depository institutions	-	10
Interest on federal funds sold	13	-
Total Interest Income	92,675	100,149

Interest Expense
Interest on deposits	20,566	27,230
Interest on short-term borrowings	284	395
Interest on long-term debt	496	676
Total Interest Expense	21,346	28,301
Net Interest Income	71,329	71,848
Provision for loan losses	4,750	5,519
Net Interest Income After Provision for Loan Losses	66,579	66,329

Non-Interest Income
Total investment securities impairment losses	(7,468)	(4,463)
Noncredit impairment losses recognized in other comprehensive income	2,623	-
Net investment securities impairment losses	(4,845)	(4,463)
Gain (loss) on sale of investment securities	1,397	(264)
Service charges	30,378	33,385
Insurance commissions	3,987	4,466
Trust and investment management fee income	2,047	1,794
Bank owned life insurance	2,645	2,518
Other income	1,424	1,624
Total Non-Interest Income	37,033	39,060

Non-Interest Expense
Salaries and employee benefits	29,311	29,003
Occupancy and equipment	5,836	5,742
Depreciation	3,537	3,566
Professional fees	1,175	1,066
Postage, delivery, and statement mailings	1,823	2,027
Advertising	3,045	2,673
Telecommunications	1,304	1,410
Bankcard expenses	1,405	2,029
Insurance and regulatory	3,631	2,365
Office supplies	1,474	1,521
Repossessed asset losses, net of expenses	1,258	351
Other expenses	6,521	6,175
Total Non-Interest Expense	60,320	57,928
Income Before Income Taxes	43,292	47,461
Income tax expense	14,241	15,894
Net Income Available to Common Shareholders	$29,051	$31,567

Distributed earnings allocated to common shareholders	$15,711	$16,139

Undistributed earnings allocated to common shareholders	13,164	15,403

Net earnings allocated to common shareholders	$28,875	$31,542

Average common shares outstanding	15,646	15,889

Effect of dilutive securities:
Employee stock options	64	55

Shares for diluted earnings per share	15,710	15,944

Basic earnings per common share	$1.85	$1.99
Diluted earnings per common share	$1.84	$1.98

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2010	September 30, 2009

Balance at July 31	$312,575	$295,751

Net income	9,023	10,497
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	2,087	7,421
Change in unrealized (loss) on interest rate floors	(539)	(1,413)
Cash dividends declared ($0.34/share)	(5,267)	(5,415)
Issuance of stock award shares, net	154	80
Exercise of 750 stock options	-	22
Purchase of 111,136 common shares of treasury	(3,192)	-
Purchase of 56,323 common shares of treasury	-	(1,803)
Balance at September 30	$314,841	$305,140

	Nine Months Ended
	September 30, 2010	September 30, 2009

Balance at January 1	$308,902	$284,296

Net income	29,051	31,567
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	7,329	11,909
Change in unrealized (loss) on interest rate floors	(2,277)	(4,982)
Cash dividends declared ($1.02/share)	(15,952)	(16,251)
Issuance of stock award shares, net	644	1,621
Exercise of 1,700 stock options	46	-
Exercise of 1,050 stock options	-	25
Purchase of 408,151 common shares of treasury	(12,902)	-
Purchase of 105,686 common shares of treasury	-	(3,045)
Balance at September 30	$314,841	$305,140

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2010	2010	2010	2009	2009

Interest income	$29,970	$31,770	$30,935	$31,887	$32,651
Taxable equivalent adjustment	244	246	255	234	236
Interest income (FTE)	30,214	32,016	31,190	32,121	32,887
Interest expense	6,810	7,092	7,444	8,302	8,995
Net interest income	23,404	24,924	23,746	23,819	23,892
Provision for loan losses	1,847	1,823	1,080	1,475	1,681
Net interest income after provision
for loan losses	21,557	23,101	22,666	22,344	22,211

Noninterest income	11,643	13,278	12,112	12,923	12,340
Noninterest expense	19,804	19,965	20,551	19,316	18,796
Income before income taxes	13,396	16,414	14,227	15,951	15,755
Income tax expense	4,129	5,453	4,659	4,639	5,022
Taxable equivalent adjustment	244	246	255	234	236
Net income available to common shareholders	$9,023	$10,715	$9,313	$11,078	$10,497

Distributed earnings allocated to common shareholders	$5,237	$5,274	$5,345	$5,370	$5,380
Undistributed earnings allocated to common shareholders	3,733	5,373	3,918	5,697	5,116
Net earnings allocated to common shareholders	$8,970	$10,648	$9,263	$11,067	$10,496

Average common shares outstanding	15,496	15,656	15,793	15,838	15,893

Effect of dilutive securities:
Employee stock options	56	65	58	53	59

Shares for diluted earnings per share	15,552	15,721	15,851	15,891	15,952

Basic earnings per common share	$0.58	$0.68	$0.59	$0.70	$0.66
Diluted earnings per common share	0.58	0.68	0.58	0.70	0.66

Cash dividends declared per share	0.34	0.34	0.34	0.34	0.34

Average Common Share (000s):
Outstanding	15,496	15,656	15,793	15,838	15,893
Diluted	15,552	15,721	15,851	15,897	15,952

Net Interest Margin	3.94%	4.22%	4.14%	4.07%	4.09%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2010	2010	2010	2009	2009

Non-Interest Income:
Service charges	$9,702	$10,448	$10,228	$11,628	$11,689
Insurance commissions	1,346	1,244	1,397	1,110	1,208
Trust and investment management fee income	618	567	862	549	590
Bank owned life insurance	1,104	813	728	753	794
Other income	439	437	548	320	379
Subtotal	13,209	13,509	13,763	14,360	14,660
Total investment securities impairment losses	(3,028)	(1,237)	(3,203)	(861)	(2,306)
Noncredit impairment losses recognized in other
comprehensive income	127	944	1,552	-	-
Net investment securities impairment losses	(2,901)	(293)	(1,651)	(861)	(2,306)
Gain (loss) on sale of investment securities	1,335	62	-	(576)	(14)
Total Non-Interest Income	$11,643	$13,278	$12,112	$12,923	$12,340

Non-Interest Expense:
Salaries and employee benefits	$9,817	$9,745	$9,749	$8,523	$9,623
Occupancy and equipment	1,917	1,874	2,045	1,947	1,953
Depreciation	1,145	1,174	1,218	1,180	1,171
Professional fees	414	398	363	439	216
Postage, delivery, and statement mailings	599	615	609	573	611
Advertising	891	1,241	913	830	883
Telecommunications	413	440	451	455	476
Bankcard expenses	481	448	476	570	695
Insurance and regulatory	1,244	1,200	1,187	1,014	411
Office supplies	497	484	493	484	520
Repossessed asset losses, net of expenses	234	78	946	321	136
Other expenses	2,152	2,268	2,101	2,880	2,107
Total Non-Interest Expense	$19,804	$19,965	$20,551	$19,216	$18,802

Employees (Full Time Equivalent)	801	812	815	809	814
Branch Locations	68	67	67	67	68

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)
	September 30	December 31
	2010	2009
	(Unaudited)
Assets
Cash and due from banks	$44,746	$59,116
Interest-bearing deposits in depository institutions	3,924	3,519
Federal funds sold	34,100	-
Cash and cash equivalents	82,770	62,635

Investment securities available-for-sale, at fair value	427,190	485,767
Investment securities held-to-maturity, at amortized cost	24,381	28,164
Total investment securities	451,571	513,931

Gross loans	1,825,838	1,792,434
Allowance for loan losses	(18,364)	(18,541)
Net loans	1,807,474	1,773,893

Bank owned life insurance	75,479	73,388
Premises and equipment	64,991	64,193
Accrued interest receivable	8,298	7,969
Net deferred tax assets	25,774	29,480
Intangible assets	56,682	57,010
Other assets	54,094	40,121
Total Assets	$2,627,133	$2,622,620

Liabilities
Deposits:
Noninterest-bearing	$317,221	$328,440
Interest-bearing:
Demand deposits	478,947	457,293
Savings deposits	389,497	379,893
Time deposits	973,085	998,096
Total deposits	2,158,750	2,163,722
Short-term borrowings	110,634	118,329
Long-term debt	16,892	16,959
Other liabilities	26,016	14,708
Total Liabilities	2,312,292	2,313,718

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at September 30, 2010 and December 31, 2009
less 3,001,063 and 2,616,161 shares in treasury, respectively	46,249	46,249
Capital surplus	102,867	102,917
Retained earnings	266,266	253,167
Cost of common stock in treasury	(103,039)	(90,877)
Accumulated other comprehensive income (loss):
Unrealized gain/(loss) on securities available-for-sale	5,449	(1,880)
Unrealized gain on derivative instruments	786	3,063
Underfunded pension liability	(3,737)	(3,737)
Total Accumulated Other Comprehensive Income (Loss)	2,498	(2,554)
Total Stockholders' Equity	314,841	308,902
Total Liabilities and Stockholders' Equity	$2,627,133	$2,622,620

CITY HOLDING COMPANY AND SUBSIDIARIES
Investment Portfolio
(Unaudited) ($ in 000s)

	Original Cost	Credit-Related Net Investment Impairment Losses through September 30, 2010	Unrealized Gains (Losses)	Carrying Value

Mortgage Backed Securities	269,847	-	11,574	281,421
Municipal Bonds	52,509	-	1,065	53,574
Pooled Bank Trust Preferreds	27,088	(19,177)	(1,435)	6,476
Single Issuer Bank Trust Preferreds,
Subdebt of Financial Institutions, and
Bank Holding Company Preferred Stocks	93,223	(1,653)	(1,080)	90,490
Money Markets and Mutual Funds	1,630	-	28	1,657
Federal Reserve Bank and FHLB stock	12,899	-	-	12,899
Community Bank Equity Positions	10,332	(3,973)	(1,305)	5,054
Total Investments	$467,528	$(24,803)	$8,846	$451,571

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2010	2010	2010	2009	2009

Residential real estate	$605,351	$605,026	$597,429	$595,678	$590,653
Home equity	411,481	404,789	398,443	398,752	396,648
Commercial, financial, and agriculture	765,331	778,114	761,223	752,052	762,194
Installment loans to individuals	42,407	43,859	43,597	44,239	45,309
Previously securitized loans	1,268	1,784	1,148	1,713	2,580
Gross Loans	$1,825,838	$1,833,572	$1,801,840	$1,792,434	$1,797,384

CITY HOLDING COMPANY AND SUBSIDIARIES
Previously Securitized Loans
(Unaudited) ($ in millions)
			Annualized	Effective
		December 31	Interest	Annualized
	Year Ended:	Balance (a)	Income (a)	Yield (a)

	2009	$1.7	$5.6	108%
	2010	1.2	3.9	265%
	2011	1.0	2.0	184%
	2012	0.8	1.7	184%
	2013	0.6	1.3	184%

a - 2009 amounts are based on actual results. 2010 amounts are based on actual results through September 30, 2010 and estimated amounts for the remainder of the year. 2011, 2012,  and 2013 amounts are based on estimated amounts.

Note: The amounts reflected in the table above require management to make significant assumptions based on estimated future default, prepayment, and discount rates.  Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended September 30,
		2010			2009
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio:
Residential real estate	$602,382	$7,815	5.15%	$590,108	$8,170	5.49%
Home equity	408,685	5,333	5.18%	394,069	5,972	6.01%
Commercial, financial, and agriculture	768,393	9,656	4.99%	765,689	10,334	5.35%
Installment loans to individuals	48,172	902	7.43%	50,935	975	7.59%
Previously securitized loans	1,487	781	208.37%	2,810	942	133.00%
Total loans	1,829,119	24,487	5.31%	1,803,611	26,393	5.81%
Securities:
Taxable	447,445	5,019	4.45%	463,703	5,820	4.98%
Tax-exempt	48,352	696	5.71%	43,682	672	6.10%
Total securities	495,797	5,715	4.57%	507,385	6,492	5.08%
Deposits in depository institutions	4,977	-	-	5,753	2	0.14%
Federal funds sold	24,062	12	-	489	-	-
Total interest-earning assets	2,353,955	30,214	5.09%	2,317,238	32,887	5.63%
Cash and due from banks	51,056			50,496
Bank premises and equipment	65,044			63,709
Other assets	208,311			212,925
Less: Allowance for loan losses	(19,751)			(20,828)
Total assets	$2,658,615			$2,623,540

Liabilities:
Interest-bearing demand deposits	462,200	308	0.26%	431,676	418	0.38%
Savings deposits	391,655	252	0.26%	379,793	417	0.44%
Time deposits	982,877	5,992	2.42%	1,013,610	7,838	3.07%
Short-term borrowings	112,128	85	0.30%	134,323	131	0.39%
Long-term debt	16,900	173	4.06%	17,988	192	4.23%
Total interest-bearing liabilities	1,965,760	6,810	1.37%	1,977,390	8,996	1.80%
Noninterest-bearing demand deposits	356,590			325,821
Other liabilities	19,973			23,065
Stockholders' equity	316,292			297,264
Total liabilities and
stockholders' equity	$2,658,615			$2,623,540
Net interest income		$23,404			$23,891
Net yield on earning assets			3.94%			4.09%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended September 30,
		2010			2009
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio:
Residential real estate	$597,298	$23,595	5.28%	$597,282	$25,495	5.71%
Home equity	402,751	16,007	5.31%	390,388	18,165	6.22%
Commercial, financial, and agriculture	764,446	29,583	5.17%	758,050	31,519	5.56%
Installment loans to individuals	49,047	2,830	7.71%	49,498	3,150	8.51%
Previously securitized loans	1,281	3,317	346.20%	3,364	3,067	121.90%
Total loans	1,814,823	75,332	5.55%	1,798,582	81,396	6.05%
Securities:
Taxable	470,783	15,947	4.53%	453,713	17,494	5.16%
Tax-exempt	49,158	2,128	5.79%	39,829	1,921	6.45%
Total securities	519,941	18,075	4.65%	493,542	19,415	5.26%
Deposits in depository institutions	5,288	-	-	5,271	10	0.25%
Federal funds sold	8,590	13	-	165	-	-
Total interest-earning assets	2,348,642	93,420	5.32%	2,297,560	100,821	5.87%
Cash and due from banks	53,070			51,553
Bank premises and equipment	64,552			62,443
Other assets	207,648			213,285
Less: Allowance for loan losses	(19,462)			(21,867)
Total assets	$2,654,450			$2,602,974

Liabilities:
Interest-bearing demand deposits	461,178	999	0.29%	425,972	1,327	0.42%
Savings deposits	388,356	792	0.27%	371,706	1,386	0.50%
Time deposits	991,419	18,774	2.53%	1,004,959	24,517	3.26%
Short-term borrowings	111,089	284	0.34%	135,708	395	0.39%
Long-term debt	16,923	496	3.92%	18,669	676	4.84%
Total interest-bearing liabilities	1,968,965	21,345	1.45%	1,957,014	28,301	1.93%
Noninterest-bearing demand deposits	353,418			328,302
Other liabilities	17,726			27,335
Stockholders' equity	314,341			290,323
Total liabilities and
stockholders' equity	$2,654,450			$2,602,974
Net interest income		$72,075			$72,520
Net yield on earning assets			4.10%			4.22%

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2010 (a)	2010	2010	2009	2009

Tier I Capital:
Stockholders' equity	$314,841	$312,575	$312,835	$308,902	$305,140
Goodwill and other intangibles	(56,487)	(56,596)	(56,705)	(56,810)	(56,928)
Accumulated other comprehensive (income) loss	(2,498)	(950)	330	2,554	(330)
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Unrealized Loss on AFS securities	(1,277)	(3,668)	(2,950)	(3,531)	(2,355)
Excess deferred tax assets	(2,916)	(3,530)	(3,827)	(3,412)	(10,105)
Total tier I capital	$267,664	$262,664	$264,516	$262,536	$250,255

Total Risk-Based Capital:
Tier I capital	$267,664	$262,664	$264,516	$262,536	$250,255
Qualifying allowance for loan losses	18,364	19,456	18,982	18,687	19,655
Total risk-based capital	$286,028	$282,120	$283,498	$281,223	$269,910

Net risk-weighted assets	$1,949,080	$1,952,076	$1,935,071	$1,926,824	$1,919,093

Ratios:
Average stockholders' equity to average assets	11.90%	11.76%	11.87%	11.70%	11.33%
Tangible capital ratio	10.04%	9.86%	9.79%	9.77%	9.62%
Risk-based capital ratios:
Tier I capital	13.73%	13.46%	13.67%	13.63%	13.04%
Total risk-based capital	14.68%	14.45%	14.65%	14.60%	14.06%
Leverage capital	10.30%	10.06%	10.28%	10.23%	9.79%

(a) September 30, 2010 risk-based capital ratios are estimated

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2010	2010	2010	2009	2009

Intangibles, net	$56,682	$56,791	$56,900	$57,010	$57,127
Intangibles amortization expense	109	109	110	117	117

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2010	2010	2010	2009	2009

Balance at beginning of period	$19,456	$18,836	$18,541	$19,609	$20,923

Charge-offs:
Commercial, financial, and agricultural	2,046	796	361	1,821	2,117
Real estate-mortgage	654	637	423	448	567
Installment loans to individuals	43	20	26	87	36
Overdraft deposit accounts	615	565	550	737	795
Total charge-offs	3,358	2,018	1,360	3,093	3,515

Recoveries:
Commercial, financial, and agricultural	28	378	9	88	27
Real estate-mortgage	12	38	23	31	19
Installment loans to individuals	29	53	50	37	95
Overdraft deposit accounts	350	346	493	394	379
Total recoveries	419	815	575	550	520

Net charge-offs	2,939	1,203	785	2,543	2,995
Provision for loan losses	1,847	1,823	1,080	1,475	1,681
Balance at end of period	$18,364	$19,456	$18,836	$18,541	$19,609

Loans outstanding	$1,825,838	$1,833,572	$1,801,840	$1,792,434	$1,797,384
Average loans outstanding	1,829,119	1,821,822	1,793,134	1,792,759	1,803,611
Allowance as a percent of loans outstanding	1.01%	1.06%	1.05%	1.03%	1.09%
Allowance as a percent of non-performing loans	160.40%	177.78%	131.60%	132.02%	118.61%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.64%	0.26%	0.18%	0.57%	0.66%
Net charge-offs, excluding overdraft deposit
accounts, (annualized) as a percent of average loans outstanding	0.58%	0.22%	0.16%	0.49%	0.57%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2010	2010	2010	2009	2009

Nonaccrual loans	$11,220	$10,246	$14,008	$13,583	$16,423
Accruing loans past due 90 days or more	195	698	305	382	98
Previously securitized loans past due 90 days or more	34	-	-	79	12
Total non-performing loans	11,449	10,944	14,313	14,044	16,533
Other real estate owned, excluding property associated
with previously securitized loans	12,636	12,722	10,800	11,729	12,323
Other real estate owned associated with previously
securitized loans	-	-	-	-	-
Other real estate owned	12,636	12,722	10,800	11,729	12,323
Total non-performing assets	$24,085	$23,666	$25,113	$25,773	$28,856

Non-performing assets as a percent of loans and
other real estate owned	1.31%	1.28%	1.39%	1.43%	1.59%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2010	2010	2010	2009	2009

Residential real estate	$3,815	$5,298	$3,850	$3,830	$3,167
Home equity	2,863	1,763	1,818	2,396	1,718
Commercial, financial, and agriculture	262	3,680	498	601	545
Installment loans to individuals	106	168	133	172	185
Previously securitized loans	518	394	539	1,023	1,054
Overdraft deposit accounts	337	399	326	461	510
Total past due loans	$7,901	$11,702	$7,164	$8,483	$7,179